Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement on Form S-8, dated August 19, 2005, the reference to our report dated June 6, 2005 with respect to the Financial Statements of Daybreak Mines, Inc., for the year ended February 28, 2005.

DeCoria, Maichel & Teague P.S.

Spokane, Washington